CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                     ULTIMATE SECURITIY SYSTEMS CORPORATION





    The undersigned, being the President and Secretary of ULTIMATE SECURITY

SYSTEMS CORPORATION, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on April 7, 1997, it was agreed by unanimous vote that this CERTIFICATE
        -------------
AMENDING ARTICLES OF INCORPORATION be filed.


    The undersigned further certifies that the original Articles of

Incorporation of ULTIMATE SECURITY SYSTEMS CORPORATION were filed with the

Secretary of State of Nevada on the 18th day of August, 1994. The undersigned further certifies that ARTICLES FOURTH of the original Articles of Incorporation filed on the 18th day of August, 1994, herein is amended to read as follows:


                                 ARTICLE FOURTH

That the total number of stock autorized that may be issued by the Corporation

TWENTY-FIVE MILLION (25,000,000) shares @$.01 per value. There shall be two classes of stock authorized, of the said shares, TWENTY MILLION (20,000,000)

shall be designated as common shares and FIVE MILLION (5,000,000) shall be designated as preferred shares. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.



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                  CERTIFICATE AENDING ARTICLES OF INCORPORATION
                                       OF
                      ULTIMATE SECURITY SYSTEMS CORPORATION
                                    CONTINUED

The undersigned hereby certify that they have on this 12th day of May, 1997
                                                     -----        ---------
executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of Nevada.

                                              /s/:(unintelligable)
                                              --------------------
                                              President

                                              /s/:(unintelligable)
                                              --------------------
                                              Secretary

STATE OF CALIFORNIA
         ----------
                )SS:
COUNTY OF ORANGE
          ------
On the 14th day of May, 1997 before me, the undersigned, a Notary Public in and
      ------      ----------
for the County of ORANGE, State of CALIFORNIA personally appeared:
                 --------          ----------
KInown to me to be the person whose name are subscribed to the foregoing

Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

                         /s/: Phillip Hughes
                         -------------------
                            Notary Public


        (seal)          (Phillip hughes
                         COMMM. #1007164
                         Orange County)



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